Exhibit 3.23

BCA-2.10 (Rev. Jul. 1984)		File #
	JIM EDGAR	This Space For Use By
Submit in Duplicate	Secretary of State	Secretary of State
Payment must be made by Certified	State of Illinois
Check, Cashiers' Check or a Money		Date	11-21-88
Order payable to “Secretary of
State”.	ARTICLES OF INCORPORATION	License Fee		$.50
DO NOT SEND CASH!		Franchise Tax		$25.00
		Filing Fee		$75.00
		Clerk	/s/ [ILLEGIBLE]	100.50

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	Rehabilitation Achievement Center, Inc.
(Shall contain the word “corporation”, “company”, “Incorporated”.

“United”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

	Registered Agent	Joseph	A.	Macaluso
		First Name	Middle Name	Last Name

	Registered Office	One North LaSalle Street, Suite 2717
		Number	Street	Suite # (A P.O Box alone is not acceptable)

		Chicago	60602	Cook
		City	Zip Code	County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

See Attached.

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

	Class	* Par Value per share	Number of shares authorized
	COMMON	NA	4000

	Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in
	respect of the shares of each class are:
	If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are :

	* Par Value	Number of shares	Consideration to be
Class	per share	proposed to be issued	received therefor
COMMON	NA	2500		$1,000.00
			$
			$
			$
		Total		$1,000.00

* A declaration as to a “par value” is optional.  This space may be marked “n/a” when no reference to a par value is desired.

To purchase, acquire, hold improve, operate, sell, exchange, convey, assign, release, mortgage, incumber, lease, hire and deal in real and personal property of every kind, nature and description.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof. Without limiting the foregoing, to have all rights, powers and privileges authorized under the Business Corporation Act of the State of Illinois.

ARTICLE SIX	OPTIONAL

The number of directors constituting the initial board of directors of the corporation is and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address

ARTICLE SEVEN OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$
(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirement; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator (s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated October 21              , 1988

Signatures and Names		Post Office Address

1.	/s/ Maria Andricopulos	1.	One North LaSalle Street, Suite 2717
	Signature		Street

	Maria Andricopulos		Chicago IL 60602
	Name (please print)		City/Town State Zip

2.		2.
	Signature		Street

	Name (please print)		City/Town State Zip

3.		3.
	Signature		Street

	Name (please print)		City/Town State Zip

(Signatures must be in ink on original document, Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE:  If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

Form BCA - 2.10

File No.

ARTICLES OF INCORPORATION

FILED

Nov 21 1988

JIM EDGAR
SECRETARY OF STATE

FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE OF 1/20th of 1% of the consideration to be received for initial issued shares (see Art 5), MINIMUM $.50: INITIAL FRANCHISE TAX OF 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5), MINIMUM $25.00.

EXAMPLES OF TOTAL DUE

Consideration to be Received	TOTAL DUE*
up to $1,000	$100.50
$5,000	$102.50
$10,000	$105.00
$25,000	$112.50
$50,000	$150.00
$100,000	$225.00

* Includes Filling Fee + License Fee + Franchise Tax

RETURN TO:

Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782 -6961

C-162.8

File # 5529-796-7

Form BCA-5.10
NFP-105.10
(Rev. Jan. 1999)

Jease white
Secretary of State
Department of Business Services
Springfield, IL 62756		SUBMIT IN DUPLICATE
Telephone (217) 782-3647		This space for use by
http://www.sos.state.il.us		Secretary of State

	FILED	Date 10 - 2 - 01

STATEMENT OF	OCT 02 2001	Filing Fee $ 5
CHANGE
OF REGISTERED AGENT		Approved : [ILLEGIBLE]
AND/OR REGISTERED	JESSE WHITE
OFFICE	SECRETARY OF STATE	Remit payment in check or money order, payable to “Secretary of State.”

Type of print in black ink only.

See reverse side for signature(s).

PAID

OCT 03 2001

Expedited Services

1.	CORPORATE NAME:	Rehabilitation Achievement Center, Inc.

2.	STATE OR COUNTRY OF INCORPORATION:	Illinois

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent	Illinois Corporate Service Company
	First Name	Middle Name	Last Name

Registered Office	700 Second Street
	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

Springfield	62704	Sangamon
City	ZIP Code	County

4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent	C T Corporation System
	First Name	Middle Name	Last Name

Registered Office	c/o C T Corporation System, 208 South LaSalle Street
	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

Chicago	60604	Cook
City	ZIP Code	County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“☒” one box only)
	a.	☒ By resolution duly adopted by the board of directors.		(Note 5)
	b.	☐ By action of the registered agent.		(Note 6)

NOTE: When the registered agent changes, the signatures of both president and secretary are required.

7.	(If authorized by the board of directors, sign here. See Note 5)
The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	June 11	, 2001	Rehabilitation Achievement Center, Inc.
	(Month & Day)	(Year)	(Exact Name of Corporation)

attested by		/s/ Elizabeth Hopper	by	/s/ Gregory Torres
		(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

		Elizabeth Hopper, Secretary		Gregory Torres, President
		(Type or Print Name and Title)		(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6)
The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated		,	C T Corporation System
	(Month & Day)	(Year)	(Signature of Registered Agent of Record)

NOTES

1.	The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.

If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.

Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by the president (or vice-president) and by the secretary (or an assistant secretary).

6.

The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.